                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                               The Scotts Company
           ----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)    Title of each class of securities to which transaction applies:
            ___________________________________________________________________
     (2)    Aggregate number of securities to which transaction applies:
            ___________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            ___________________________________________________________________
     (4)    Proposed maximum aggregate value of transaction:___________________
     (5)    Total fee paid:____________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)    Amount Previously Paid:____________________________________________
     (2)    Form, Schedule or Registration Statement No.:______________________
     (3)    Filing Party:______________________________________________________
     (4)    Date Filed:________________________________________________________

                    [LOGO]

THE SCOTTS COMPANY

PROXY STATEMENT

                                     [LOGO]
                               THE SCOTTS COMPANY

                             14111 SCOTTSLAWN ROAD
                             MARYSVILLE, OHIO 43041

                                                                January 21, 1997

Dear Fellow Shareholders:

    The Annual Meeting of the Shareholders (the "Annual Meeting") of The Scotts Company, an Ohio corporation (the "Company"), will be held at 10:00 a.m., local time, on Wednesday, March 12, 1997, at The Embassy Suites Hotel, 2700 Corporate Exchange Drive, Columbus, Ohio. The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement contain detailed information about the business to be transacted at the Annual Meeting.

    The Board of Directors has nominated four directors, each for a term to expire at the Year 2000 Annual Meeting. The Board of Directors recommends that you vote FOR the nominees.

    In addition to the election of directors, you are being asked to approve an amendment to The Scotts Company 1996 Stock Option Plan to increase the number of common shares available thereunder to 3,000,000. The Board of Directors recommends that you vote FOR this proposal.

    On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the prompt return of your proxy in the enclosed return envelope will save the Company additional expenses of solicitation and will help ensure that as many shares as possible are represented.

Sincerely,

/s/ Charles M. Berger

Charles M. Berger
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]
                               THE SCOTTS COMPANY

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, MARCH 12, 1997

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of The Scotts Company, an Ohio corporation (the "Company"), will be held at The Embassy Suites Hotel, 2700 Corporate Exchange Drive, Columbus, Ohio, on Wednesday, March 12, 1997 at 10:00 a.m., local time, for the following purposes:

    1. To elect four directors, each for a term of three years to expire at the Year 2000 Annual Meeting;

    2. To approve an amendment to The Scotts Company 1996 Stock Option Plan, to increase the number of common shares available thereunder to 3,000,000; and

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

    The close of business on January 13, 1997, has been fixed by the Board of Directors of the Company as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting.

    You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may insure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

                                          By Order of the Board of Directors,

                                          /s/ Charles M. Berger
                                          Charles M. Berger,
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

14111 Scottslawn Road
Marysville, Ohio 43041

January 21, 1997

                                     [LOGO]

                               THE SCOTTS COMPANY

                             14111 SCOTTSLAWN ROAD

                             MARYSVILLE, OHIO 43041

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, MARCH 12, 1997

    This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Scotts Company, an Ohio corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Embassy Suites Hotel, 2700 Corporate Exchange Drive, Columbus, Ohio, on Wednesday, March 12, 1997, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about January 21, 1997. Only holders of record of the Company's common shares, without par value (the "Common Shares"), and the Company's Class A Convertible Preferred Stock, without par value (the "Convertible Preferred Stock"), will be entitled to vote at the Annual Meeting. As of January 13, 1997, there were 18,575,293 Common Shares outstanding and 195,000 shares of Convertible Preferred Stock outstanding. Each Common Share entitles the holder thereof to one vote. Each share of Convertible Preferred Stock entitles the holder thereof to the number of votes equal to the number of Common Shares into which such share of Convertible Preferred Stock could be converted as of the record date for the Annual Meeting. As of January 13, 1997, the holders of the Convertible Preferred Stock were entitled to an aggregate of 10,263,158 votes. A quorum for the Annual Meeting is a majority of the voting shares outstanding. There is no cumulative voting. Other than the Common Shares and the Convertible Preferred Stock, there are no other voting securities of the Company outstanding.

    Common Shares and shares of Convertible Preferred Stock represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters, which typically include amendments to the articles of incorporation of the Company and the approval of stock compensation plans, without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum. THE EFFECT OF AN ABSTENTION OR BROKER NON-VOTE ON EACH OF THE MATTERS TO BE VOTED UPON AT THE MEETING IS THE SAME AS A "NO" VOTE.

    If the accompanying proxy card is properly signed and returned to the Company prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote FOR the election as directors of those persons named below and FOR approval of the amendment to The Scotts Company 1996 Stock Option Plan to increase the number of Common Shares available thereunder.

    The Board of Directors is not currently aware of any matters other than those referred to herein which will come before the Annual Meeting. If any other matter should be presented at the Annual

Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

    You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

    The expense of preparing, printing and mailing proxy materials to the Company's shareholders will be borne by the Company. In addition, proxies may be solicited personally or by telephone, mail or telegram. Officers or employees of the Company may assist with personal or telephone solicitation and will receive no additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Shares.

    If a shareholder is a participant in The Scotts Company Profit Sharing and Savings Plan (the "PSP") and Common Shares have been allocated to such person's account in the PSP, the trustee will vote the allocated Common Shares.

               BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY

    The following table furnishes certain information as of December 16, 1996 (except as otherwise noted), as to the Common Shares beneficially owned by each of the directors of the Company, by each of the individuals named in the Summary Compensation Table and by all directors and executive officers of the Company as a group, and, to the Company's knowledge, by the only persons beneficially owning more than 5% of the outstanding Common Shares.

                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)

                                                                                COMMON SHARES WHICH
                                                                                CAN BE ACQUIRED UPON
                                                                                   CONVERSION OF
                                                                               CONVERTIBLE PREFERRED
                                                                               STOCK OR UPON EXERCISE
                                                               COMMON SHARES   OF OPTIONS OR WARRANTS
                                                                 PRESENTLY     EXERCISABLE WITHIN 60                     PERCENT OF
NAME OF BENEFICIAL OWNER                                           HELD                 DAYS                TOTAL        CLASS (2)
-------------------------------------------------------------  -------------   ----------------------     ----------     ----------
James B Beard................................................       16,727               16,000               32,727         (4)
Charles M. Berger (3)........................................        5,100              150,000              155,100         (4)
John S. Chamberlin...........................................       22,727               16,000               38,727         (4)
Joseph P. Flannery...........................................       10,000               16,000               26,000         (4)
Horace Hagedorn (3)..........................................            0                8,526(5)             8,526         (4)
James Hagedorn (3)...........................................            0           13,270,631(6)        13,270,631        41.7%
Theodore J. Host (3).........................................       38,854              136,364              175,218         (4)
John Kenlon (3)..............................................            0              242,642(7)           242,642         1.3%
Karen G. Mills...............................................        1,000                8,000                9,000         (4)
Tadd C. Seitz (3)............................................      242,204(8)           443,913              716,117         3.8%
Donald A. Sherman............................................       22,727               16,000               38,727         (4)
John M. Sullivan.............................................        1,000               12,000               13,000         (4)
L. Jack Van Fossen...........................................        1,200               12,000               13,200         (4)
Paul D. Yeager (3)...........................................      115,685(9)            65,244              181,129         (4)

All directors and executive officers
  as a group (21 persons)....................................      582,583(10)       14,488,410           15,070,993        45.6%

Hagedorn Partnership, L.P....................................            0           13,262,631(11)       13,262,631        41.7%
  800 Port Washington Blvd.
  Port Washington, NY 11050

Trimark Financial Corporation................................    1,804,800(12)                0            1,804,800(12)     9.7%
  One First Canadian Place
  Suite 5600, P.O. Box 487
  Toronto, Ontario, M5X 1E5

The Capital Group Companies, Inc.............................    1,305,300(13)                0            1,305,300(13)     7.0%
  333 South Hope Street
  Los Angeles, CA 90071

ICM Asset Management, Inc....................................    1,227,583(14)                0            1,227,583(14)     6.6%
  601 W. Main Avenue
  Suite 600
  Spokane, WA 99201

Leon G. Cooperman............................................      972,700(15)                0              972,700(15)     5.2%
  c/o Omega Advisors, Inc.
  88 Pine Street
  Wall Street Plaza - 31st Floor
  New York, New York 10005

------------------------

(1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table.

(2) The percent of class is based upon the sum of (i) 18,575,293 Common Shares outstanding on January 13, 1997, and (ii) the number of Common Shares as to which the named person has the right to acquire beneficial ownership upon conversion of Convertible Preferred Stock or upon the exercise of options or warrants exercisable within 60 days of September 30, 1996.

(3)  Individual named in the Summary Compensation Table.

(4) Represents ownership of less than 1% of the outstanding Common Shares of the Company.

(5) Mr. Horace Hagedorn owns (beneficially and of record) 10 shares of Convertible Preferred Stock (less than 1% of such class) which are convertible into 526 Common Shares. Mr. Hagedorn is the father of the general partners of Hagedorn Partnership, L.P., a Delaware limited partnership (the "Hagedorn Partnership"), but is not himself a partner of, and does not have sole or shared voting or dispositive power with respect to any of the Convertible Preferred Stock or Warrants held by, the Hagedorn Partnership. See note (11) below. Mr. Hagedorn also holds currently exercisable options to purchase 8,000 Common Shares.

(6) Mr. James Hagedorn is a general partner in the Hagedorn Partnership and has shared voting and dispositive power with respect to the Convertible Preferred Stock and Warrants held by the Hagedorn Partnership. See note
     (11) below. Mr. Hagedorn also holds currently exercisable options to purchase 8,000 Common Shares.

(7) Mr. Kenlon beneficially owns 4,332 shares of Convertible Preferred Stock (2.2% of such class), which are convertible into 228,000 Common Shares, and Warrants to purchase 6,642 Common Shares. Each of Mr. Kenlon's four children beneficially owns Warrants to purchase an additional 15,000 Common Shares, for which Mr. Kenlon disclaims beneficial ownership. The Hagedorn Partnership has the right to vote all of the Company's securities held by Mr. Kenlon and his children, and has a right of first refusal with respect to such securities. See note (11) below. Mr. Kenlon also holds currently exercisable options to purchase 8,000 Common Shares.

(8)  Includes 30,000 Common Shares owned by Mr. Seitz' wife.

(9)  Includes 100 Common Shares held by Mr. Yeager's wife.

(10) See notes (5) through (9) above and note (11) below. Also includes Common Shares held by the respective spouses of executive officers of the Company and by their children who live with them.

(11) The Hagedorn Partnership owns (beneficially and of record) 190,658 shares of Convertible Preferred Stock (97.8% of such class), which are convertible into 10,034,631 Common Shares, and Warrants to purchase 2,933,358 Common Shares, and has the right to vote, and a right of first refusal with respect to, the Company's securities held by Mr. Kenlon and his children. See note (7) above. The general partners of the Hagedorn Partnership are Mr. James Hagedorn, Ms. Katherine Hagedorn Littlefield, Mr. Paul Hagedorn, Mr. Peter Hagedorn, Mr. Robert Hagedorn and Ms. Susan Hagedorn, each of whom is a child of Mr. Horace Hagedorn and a former shareholder of Stern's Miracle-Gro Products, Inc. Community Funds, Inc., a New York not-for-profit corporation, is a limited partner in the Hagedorn Partnership.

     The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the "Merger Agreement"), among Stern's Miracle-Gro Products, Inc. ("Miracle-Gro Products"), Stern's Nurseries, Inc., Miracle-Gro Lawn Products Limited, Hagedorn Partnership, L.P., the general partners of Hagedorn Partnership, L.P., Horace Hagedorn, Community Funds, Inc., John Kenlon, the Company and ZYX Corporation, provides for certain voting rights of, and certain voting restrictions on, the holders of the Convertible Preferred Stock and the Warrants (collectively, including the general and limited partners of the Hagedorn Partnership, the "Miracle-Gro Shareholders"). The Merger Agreement also limits the ability of the Miracle-Gro Shareholders to acquire additional voting securities of the Company or to transfer the Convertible Preferred Stock or the Warrants. See "--Voting Restrictions on the Miracle-Gro Shareholders" and "--Standstill Restrictions on the Miracle-Gro Shareholders" below.

(12) Based on information contained in a Schedule 13G, dated February 12, 1996, filed with the Securities and Exchange Commission (the "SEC"), as of December 31, 1995, certain Trimark mutual funds (the "Funds") were the owners of record of an aggregate of 1,804,800 Common Shares of the Company. Trimark Investment Management Inc. ("TIMI") is a manager and trustee of the Funds. Trimark Financial Corporation ("TFC") owns 100% of the voting equity securities of TIMI. Consequently, TFC may be deemed to be the beneficial owner of such Common Shares.

(13) Based on information contained in a Form 13F, dated September 30, 1996, filed with the SEC, as of September 30, 1996, certain operating subsidiaries of The Capital Group Companies, Inc. ("Capital Group") exercised investment discretion over various institutional accounts which held, as of September 30, 1996, 1,305,300 Common Shares of the Company (7.0% of the outstanding Common Shares). Of such Common Shares, Capital Group exercised sole voting power over 1,097,300 Common Shares and sole dispositive power over 1,305,300 Common Shares. Capital Guardian Trust Company ("Capital Guardian Trust"), a bank and one of such operating companies, exercised investment discretion over 1,242,000 of said Common Shares. Of such Common Shares, Capital Guardian Trust exercised sole voting power over 1,034,000 Common Shares and sole dispositive power over 1,242,000 Common Shares. Capital International Limited, Capital International Inc., and Capital International, S.A., as operating subsidiaries of Capital Group International Inc. (a wholly-owned subsidiary of Capital Group), had investment discretion with respect to 14,000 Common Shares, 46,500 Common Shares, and 2,800 Common Shares, respectively.

(14) Based on information contained in a Form 13F, dated November 6, 1996, filed with the SEC, as of September 30, 1996, ICM Asset Management, Inc. exercised sole voting and investment discretion with respect to 872,900 Common Shares and sole investment discretion but no voting authority with respect to 354,683 Common Shares.

(15) Based on information contained in a Schedule 13D, dated February 6, 1995, Mr. Cooperman is the managing general partner of Omega Capital Partners, L.P., which has sole voting and investment power with respect to 329,800 Common Shares of the Company, and of Omega Institutional Partners, L.P., which has sole voting and investment power with respect to 331,400 Common Shares. He is also President and majority shareholder of Omega Advisors, Inc. ("OAI"). OAI serves as investment manager to Omega Overseas Partners, Ltd., which has sole voting and investment power with respect to 161,300 Common Shares, and to Omega Overseas Partners II, Ltd., which has sole voting and investment power with respect to 26,600 Common Shares. OAI also shares voting and investment power with respect to 123,600 Common Shares owned by unrelated third parties which it serves as investment manager.

VOTING RESTRICTIONS ON THE MIRACLE-GRO SHAREHOLDERS

    The Merger Agreement provides that until the earlier of May 19, 2000 (the "Standstill Period") and such time as the Miracle-Gro Shareholders cease to own at least 19% of the Company's Voting Stock (as that term is defined in the Merger Agreement), the Miracle-Gro Shareholders will be required to vote their shares of Convertible Preferred Stock and Common Shares (i) for the Company's nominees to the Board of Directors, in accordance with the recommendation of the Board of Directors' Nominating Committee and (ii) on all matters to be voted on by holders of Voting Stock, in accordance with the recommendation of the Board of Directors, except with respect to a proposal as to which shareholder approval is required under the Ohio General Corporation Law relating to (a) the acquisition of Voting Stock of the Company, (b) a merger or consolidation, (c) a sale of all or substantially all of the assets of the Company, (d) a recapitalization of the Company or (e) an amendment to the Company's Amended Articles of Incorporation or Code of Regulations which would materially adversely affect the rights of the Miracle-Gro Shareholders. The Company has agreed that, without the prior consent of the Shareholder Representative (as that term is defined in the Merger Agreement), it will not (x) issue Voting Stock (or Voting Stock equivalents) constituting in the aggregate more than 12.5% of total voting power of the outstanding Voting Stock (the "Total Voting Power") (other than pursuant to employee benefit plans in the ordinary course of business) or (y) in a single transaction or series of related transactions, make any acquisition or disposition of assets which would require disclosure pursuant to Item 2 of Form 8-K under the Securities Exchange Act of 1934 (the "Exchange Act"); provided, however, that if five-sixths of the Board of Directors determine that it is in the best interests of the Company to make an acquisition pursuant to clause (y), such acquisition may be made without the consent of the Shareholder Representative. In addition, during the Standstill Period, the Miracle-Gro Shareholders will be limited in their ability to enter into any voting trust agreement without the Company's consent or to solicit proxies or become participants in any election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) relating to the election of directors of the Company. Following the Standstill Period or such time as the Miracle-Gro Shareholders cease to own at least 19% of the Voting Stock, the voting restrictions provided in the Merger Agreement will expire.

STANDSTILL RESTRICTIONS ON THE MIRACLE-GRO SHAREHOLDERS

    The Merger Agreement provides that during the Standstill Period, the Miracle-Gro Shareholders may not acquire or agree to acquire, directly or indirectly, beneficial ownership of Voting Stock representing more than 43% of the Total Voting Power (the "Standstill Percentage"). For purposes of calculating beneficial ownership of Voting Stock against the Standstill Percentage, Common Shares underlying unexercised Warrants or any subsequently granted employee stock options will not be included. However, the terms of the Warrants provide that, if exercised during the Standstill Period and to the extent that such exercise would increase the aggregate beneficial ownership of the Miracle-Gro Shareholders to more than

43% of the Total Voting Power, such exercise may only be for cash and not for Common Shares. To the extent that a recapitalization of the Company or a Common Share repurchase program by the Company increases the aggregate beneficial ownership of the Miracle-Gro Shareholders to an amount in excess of 44% of the Total Voting Power, the Miracle-Gro Shareholders will be required to divest themselves of sufficient shares of Voting Stock to fall within the 44% of Total Voting Power limit. The Company has agreed that it will use reasonable efforts to ensure that employee stock options are funded with Common Shares repurchased in the open market rather than with newly-issued Common Shares.

    The Miracle-Gro Shareholders have agreed that, after the Standstill Period, they will not acquire, directly or indirectly, beneficial ownership of Voting Stock representing more than 49% of the Total Voting Power except pursuant to a tender offer for 100% of the Total Voting Power, which tender offer is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

RESTRICTIONS ON TRANSFERS

    During the Standstill Period, the Merger Agreement provides that no Miracle-Gro Shareholder may transfer any Common Shares obtained upon conversion of the Convertible Preferred Stock or exercise of the Warrants, except (i) to the Company or any person approved by the Company; (ii) to a Permitted Transferee (as that term is defined in the Merger Agreement) who agrees in writing to abide by the provisions of the Merger Agreement; (iii) pursuant to a merger or consolidation of the Company or a plan of liquidation which has been approved by the Company's Board of Directors; (iv) in a bona fide public offering registered under the Securities Act of 1933 (the "Securities Act") and designed to prevent any person or group from acquiring beneficial ownership of 3% or more of the Total Voting Power; (v) subject to the Company's right of first offer, pursuant to Rule 145 or Rule 144A under the Securities Act, provided that such sale would not knowingly result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power and all such sales by the Miracle-Gro Shareholders within the preceding three months would not exceed, in the aggregate, the greatest of the limits set forth in Rule 144(e)(1) under the Securities Act; (vi) in response to a tender offer made by or on behalf of the Company or with the approval of the Company's Board of Directors; or (vii) subject to the Company's right of first offer, in any other transfer which would not to the best knowledge of the transferring Miracle-Gro Shareholder result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power.

    Neither the Convertible Preferred Stock nor, during the Standstill Period, the Warrants may be transferred except (i) to the Company or any person or group approved by the Company; (ii) to a Permitted Transferee who agrees in writing to abide by the provisions of the Merger Agreement; (iii) pursuant to a merger or consolidation of the Company or a plan of liquidation of the Company; or (iv) with respect to Convertible Preferred Stock representing no more than 15% of the outstanding Common Shares on a fully diluted basis or any number of Warrants:
(A) subject to the Company's right of first offer, pursuant to Rule 145 or Rule 144A under the Securities Act, provided that such sale would not knowingly result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power and all such sales by the Miracle-Gro Shareholders within the preceding three months would not exceed, in the aggregate, the greatest of the limits set forth in Rule 144(e)(1) under the Securities Act; or (B) subject to the Company's right of first offer, in any other transfer which would not, to the best knowledge of the transferring Miracle-Gro Shareholder, result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power. For purposes of clauses (A) and (B) only, the Company's right of first offer with respect to shares of Convertible Preferred Stock would be at a price equal to (x) the aggregate Market Price (as that term is defined in the Merger Agreement) of the Common Shares into which such shares of Convertible Preferred Stock could be converted at the time of the applicable transfer notice multiplied by (y) 105%.

    Following the Standstill Period, the Warrants and the Common Shares underlying the Warrants and the Convertible Preferred Stock will be freely transferable, subject to the requirements of the Securities Act and applicable law.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Pursuant to the Code of Regulations of the Company, the Board of Directors has set the authorized number of directors at twelve (12), divided into three classes with regular three-year staggered terms. The four Class II directors hold office for terms expiring at the Annual Meeting, the four Class III directors hold office for terms expiring in 1998 and the four Class I directors hold office for terms expiring in 1999. The election of each class of directors is a separate election. Pursuant to the terms of the Merger Agreement, the Miracle-Gro Shareholders, through their Shareholder Representative, designated Messrs. Horace Hagedorn, Kenlon and James Hagedorn as Board members. Until the earlier of expiration of the Standstill Period and such time as the Miracle-Gro Shareholders no longer beneficially own at least 19% of the Voting Stock of the Company, the Shareholder Representative will continue to be entitled to designate one person to be nominated for election as a director in the class whose term expires in any year.

    The Board of Directors proposes that the four nominees described below be elected to Class II for a new term to expire at the Year 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board of Directors.

    The following information, as of December 16, 1996, with respect to the principal occupation or employment, other affiliations and business experience of each director during the last five years has been furnished to the Company by each director. Except where indicated, each director has had the same principal occupation for the last five years.

          NOMINEES STANDING FOR RE-ELECTION TO THE BOARD OF DIRECTORS
           CLASS II--TERMS TO EXPIRE AT THE YEAR 2000 ANNUAL MEETING

JAMES B BEARD, age 61
                                  Director of the Company since 1989

    Dr. Beard is Professor Emeritus of Turfgrass Physiology and Ecology at Texas A&M University where he served from 1975 to 1992. He has been President and Chief Scientist at the International Sports Turf Institute since July 1992. Dr. Beard is the author of seven books and over 500 scientific articles on turfgrass science and is an active lecturer and consultant both nationally and internationally. He is a Fellow of the American Society of Agronomy and of the American Association of the Advancement of Science, and was the first President of the International Turfgrass Society. He has also served as President of the Crop Science Society of America.

Committee Membership: Audit

JOHN KENLON, age 65
                                  Director of the Company since 1995

    Mr. Kenlon was named President, Consumer Gardens Group, of the Company, in December 1996. He remains Chief Operating Officer and President of Scotts' Miracle-Gro Products, Inc. ("Scotts' Miracle-Gro"), positions held since May 1995. Mr. Kenlon was the President of Miracle-Gro Products from December 1985 until May 1995. Mr. Kenlon began his association with the Miracle-Gro companies in 1960.

Committee Membership: None at this time

JOHN M. SULLIVAN, age 61
                                  Director of the Company since 1994
    Mr. Sullivan was Chairman of the Board from 1987 to 1993, and President and Chief Executive Officer from 1984 to 1993, of Prince Holdings, Inc., a corporation which, through its subsidiaries, manufactures sporting goods. Since his retirement from Prince Holdings, Inc. and its subsidiaries in 1993, Mr. Sullivan has served as an independent director for various corporations, none of which, other than the Company, is registered under or subject to the requirements of the Exchange Act or the Investment Company Act of 1940.

Committee Membership: Compensation and Organization

L. JACK VAN FOSSEN, age 59
                                  Director of the Company since 1993

    Mr. Van Fossen was Chief Executive Officer and President of Red Roof Inns, Inc., an owner and operator of motels, from May 1991 to June 1995. Since July 1988, Mr. Van Fossen has also served as President of Nessoff Corporation, a privately owned investment company. Mr. Van Fossen also serves as a director of Cardinal Health, Inc.

Committee Membership: Audit

             CLASS III--TERMS TO EXPIRE AT THE 1998 ANNUAL MEETING

JOHN S. CHAMBERLIN, age 68
                                  Director of the Company since 1989

    Since 1988, Mr. Chamberlin has served as an advisor for investment firms. In 1990 and 1991, he was Chief Executive Officer of N.J. Publishing, Inc. He has been Senior Advisor to Mancuso & Co. since 1990, Chairman of Life Fitness Co. since 1992, Chairman of WNS, Inc. since 1993, a director of Healthsouth Corporation since 1993 and a director of Eurohealth Systems Inc. since 1996.

Committee Memberships: Executive; Compensation and Organization

JOSEPH P. FLANNERY, age 64
                                  Director of the Company since 1987

    Mr. Flannery was a consultant to Clayton, Dubilier & Rice, Inc. from September 1988 to December 1990. Mr. Flannery has been President, Chief Executive Officer and Chairman of the Board of Directors of Uniroyal Holding, Inc. since 1986. Mr. Flannery is also a director of Ingersoll Rand Company, Kmart Corporation, Newmont Mining, Arvin Industries, Inc., and APS Holding Corporation.

Committee Membership: Compensation and Organization (Chairman)

HORACE HAGEDORN, age 81
                                  Vice Chairman of the Board and Director of the Company since 1995

    Mr. Hagedorn was named Vice Chairman of the Board and a director of the Company, and Chairman of the Board and Chief Executive Officer of Scotts' Miracle-Gro, in May 1995. Mr. Hagedorn founded Miracle-Gro Products in 1950 and served as Chief Executive Officer of Miracle-Gro Products from 1985 until May 1995. Horace Hagedorn is the father of James Hagedorn. Mr. Hagedorn's recognitions include the "Man of the Year" award from the National Lawn and Garden Distributors Association, and the Distinguished Service Medal from the Garden Writers of America Association. He was elected New York Regional Area "Entrepreneur of the Year" in 1993.

Committee Memberships: Executive; Nominating

DONALD A. SHERMAN, age 45
                                  Director of the Company since 1988

    Mr. Sherman has been President of Waterfield Mortgage Company in Fort Wayne, Indiana, since 1989. He also serves as a director of Union Acceptance Corporation.

Committee Memberships: Audit (Chairman); Nominating

              CLASS I--TERMS TO EXPIRE AT THE 1999 ANNUAL MEETING

CHARLES M. BERGER, age 60
                                  Chairman of the Board, President and Chief
                                  Executive Officer of the Company since August 1996

    Mr. Berger was elected Chairman of the Board, President, and Chief Executive Officer of the Company in August 1996. Mr. Berger came to the Company from H. J. Heinz Company, where he served as Chairman, President and Chief Executive Officer of Weight Watchers International, a Heinz affiliate, from November 1978 to September 1994. From October 1994 to August 1996, he was Chairman and CEO of Heinz India Pvt. Ltd. (Bombay) and served as Managing Director and CEO of Heinz-Italy (Milan), the largest Heinz profit center in Europe, from August 1975 to November 1978. During his 32-year career at Heinz, he also held the positions of General Manager, Marketing, for all Heinz U.S. grocery products; Marketing Director for Heinz UK (London) and Director of Corporate Planning at Heinz World Headquarters. He is also a former director of Miracle-Gro Products.

Committee Membership: None at this time

JAMES HAGEDORN, age 41
                                  Executive Vice President, U.S. Business
                                  Groups, of the Company since October 1996 and Director of the Company since 1995

    Mr. Hagedorn was named Executive Vice President, U.S. Business Groups, of the Company in October 1996. From May 1995 to October 1996, he served as Senior Vice President, Consumer Gardens Group, of the Company. Mr. Hagedorn has also been Executive Vice President of Scotts' Miracle-Gro since May 1995. Mr. Hagedorn was Executive Vice President of Miracle-Gro Products from 1989 until May 1995. He was previously an officer and an F-16 pilot in the United States Air Force. James Hagedorn is the son of Horace Hagedorn.

Committee Membership: None at this time

KAREN G. MILLS, age 43
                                  Director of the Company since 1994

    Ms. Mills is President of MMP Group, Inc., an advisory company serving leveraged buy-out firms, company owners and CEOs. From 1983 to 1993, she served as Managing Director at E.S. Jacobs and Company and as Chief Operating Officer of its Industrial Group. Ms. Mills is currently on the boards of Triangle Pacific Corp., Armor All Products, Inc., Arrow Electronics, Inc. and Telex Communications, Inc.

Committee Membership: Nominating

TADD C. SEITZ, age 55
                                  Chairman of the Board of the Company from 1991 to August 1996, and Director of the Company since 1987

    From February 1996 to August 1996, Mr. Seitz served as Interim President and Chief Executive Officer of the Company. Mr. Seitz was the Chief Executive Officer of the Company from 1987 to April 1995. He was also President of the Company's main operating subsidiary from 1983 until 1991. Mr. Seitz was employed by the Company and its predecessors for 23 years. Mr. Seitz also serves as a director of Holophane Corporation.

Committee Memberships: Executive (Chairman); Nominating (Chairman)

RECOMMENDATION AND VOTE

    Under Ohio law and the Company's Code of Regulations, the four nominees for election in Class II receiving the greatest number of votes will be elected.

    Common Shares and shares of Convertible Preferred Stock represented by the accompanying proxy card will be voted FOR the election of the above nominees unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided in the proxy card, withhold the authority to vote for such nominee or nominees. Common Shares and shares of Convertible Preferred Stock as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE CLASS II DIRECTOR NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD

    The Board of Directors held eight regularly scheduled or special meetings during the fiscal year ended September 30, 1996 (the "1996 fiscal year"). The Board of Directors has four standing committees: the Executive Committee; the Audit Committee; the Compensation and Organization Committee; and the Nominating Committee. Each current member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he or she served during the 1996 fiscal year or, in the case of Charles Berger, during the period in which he was a director.

    EXECUTIVE COMMITTEE. The Executive Committee has authority, with certain exceptions, to take all actions that may be taken by the full Board of Directors. It may meet between regularly scheduled Board meetings to take such action as is necessary for the operation of the Company. The Executive Committee did not meet during the 1996 fiscal year.

    AUDIT COMMITTEE. The Audit Committee reviews and approves the scope and results of any outside audit of the Company and the fees therefor and makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of outside auditors. The Audit Committee met seven times during the 1996 fiscal year.

    COMPENSATION AND ORGANIZATION COMMITTEE. The Compensation and Organization Committee reviews, considers and acts upon matters of salary and other compensation and benefits of all officers and other employees of the Company, as well as acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan maintained by the Company. This Committee also advises the Board regarding executive officer organizational issues and succession plans. The Compensation and Organization Committee met three times during the 1996 fiscal year.

    NOMINATING COMMITTEE. The Nominating Committee recommends policies on the composition of the Board of Directors and nominees for membership on the Board. The Nominating Committee did not meet during the 1996 fiscal year.

COMPENSATION OF DIRECTORS

    Each director of the Company, other than any director employed by the Company, receives a $25,000 annual retainer for Board and committee meetings plus all reasonable travel and other expenses of attending such meetings.

    Directors, other than those employed by the Company (the "Nonemployee Directors"), receive an annual grant on the first business day following the date of each Annual Meeting of Shareholders (after the 1996 Annual Meeting) of options to purchase 5,000 Common Shares at an exercise price equal to the fair market value on the date of the grant. For 1996, the Nonemployee Directors received automatic grants of options to purchase 4,000 Common Shares effective April 10, 1996. An additional grant of options to purchase 1,000 Common Shares was made by the Company's Board of Directors to the Nonemployee Directors, effective September 1, 1996. Options granted to a Nonemployee Director become exercisable six months after the date of grant and remain exercisable until the earlier to occur of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the Nonemployee Director ceases to be a member of the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ended September 30, 1996, 1995 and 1994, compensation awarded or paid to, or earned by, each person serving as the Company's Chief Executive Officer during the 1996 fiscal year and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM
                                                                                                     COMPENSATION
                                                                                                     ------------
                                                                                                        AWARDS
                                                                                                     ------------
                                                                               ANNUAL COMPENSATION    SECURITIES
                                                                              ---------------------   UNDERLYING
NAME AND                                                             FISCAL    SALARY       BONUS      OPTIONS/        ALL OTHER
PRINCIPAL POSITION                                                    YEAR      ($)          ($)      SARS(#)(1)    COMPENSATION($)
-------------------------------------------------------------------  ------   --------     --------  ------------   ---------------
Charles M. Berger:                                                    1996    $ 61,661     $      0    250,000         $      0
  Chairman of the                                                     1995       --           --        --              --
  Board, President                                                    1994       --           --        --              --
  and Chief Executive
  Officer (2)

Tadd C. Seitz:                                                        1996    $384,000     $100,000    100,000         $  4,532(3)
  Former Chairman of                                                  1995    $379,500     $ 40,000    173,367         $  3,383
  the Board, Interim                                                  1994    $362,500     $228,965     85,527         $  3,270
  President and Chief
  Executive Officer (4)

Theodore J. Host:                                                     1996    $163,333     $      0     46,000         $264,654(5)
  Former President and                                                1995    $355,750     $      0    110,857         $115,234
  Chief Executive                                                     1994    $307,833     $196,650     54,277         $  3,270
  Officer (6)

John Kenlon:                                                          1996    $193,934     $125,000          0         $      0
  President, Consumer                                                 1995    $ 73,125(8)  $125,000     24,000         $      0
  Gardens Group (7)                                                   1994       --           --        --              --

James Hagedorn:                                                       1996    $208,058     $      0          0         $      0
  Executive Vice                                                      1995    $ 75,000(8)  $100,000     24,000         $      0
  President, U.S.                                                     1994       --           --        --              --
  Business Groups (9)

Horace Hagedorn:                                                      1996    $204,515     $100,000          0         $      0
  Vice Chairman                                                       1995    $ 75,000(8)  $100,000     24,000         $      0
  of the Board (10)                                                   1994       --           --        --              --

Paul D. Yeager:                                                       1996    $218,100     $      0          0         $  4,532(3)
  Executive Vice                                                      1995    $212,025     $      0     35,253         $  3,383
  President and Chief                                                 1994    $202,250     $125,000     17,252         $  3,270
  Financial Officer

------------------------

(1) These numbers represent options for Common Shares granted pursuant to the Company's 1992 Long Term Incentive Plan or the Company's 1996 Stock Option Plan. See the table under "OPTION GRANTS IN LAST FISCAL YEAR" for more detailed information on such options.

(2) Mr. Berger was elected Chairman, President and Chief Executive Officer of the Company in August 1996.

(3) Includes contributions made by the Company to the PSP.

(4) Mr. Seitz resigned as Chairman of the Board, Interim President and Chief Executive Officer of the Company in August 1996, upon the appointment of Mr. Berger to the positions he currently holds.

(5) Includes a contribution of $4,532 made by the Company to the PSP and $260,122 paid to Mr. Host pursuant to an agreement entered into between the Company and Mr. Host upon his resignation from the Company. See note (6) below and discussion in "Employment Agreements and Termination of Employment and Change-in-Control Arrangements" below.

(6) Mr. Host resigned as Chief Executive Officer, President and a director of the Company effective as of February 22, 1996. He was first named Chief Executive Officer in April 1995. He had been Chief Operating Officer from October 1991 until April 1995.

(7) Mr. Kenlon was named President, Consumer Gardens Group, of the Company in December 1996. Since May 1995, he has been Chief Operating Officer and President of Scotts' Miracle-Gro.

(8) Includes compensation paid since completion of the transactions contemplated by the Merger Agreement (the "Merger Transactions") in May 1995.

(9) Mr. James Hagedorn was named Executive Vice President, U.S. Business Groups, of the Company in October 1996. From May 1995 to October 1996, he served as Senior Vice President, Consumer Gardens Group, of the Company.

(10) Mr. Horace Hagedorn was named Vice Chairman of the Board and a director of the Company, and Chairman and Chief Executive Officer of Scotts' Miracle-Gro, in May 1995.

GRANTS OF OPTIONS

    The following table sets forth information concerning individual grants of options made during the 1996 fiscal year to each of the individuals named in the Summary Compensation Table. The Company has never granted stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                  NUMBER OF          % OF                                   ANNUAL RATES OF STOCK
                                 SECURITIES      TOTAL OPTIONS                                PRICE APPRECIATION
                                 UNDERLYING       GRANTED TO      EXERCISE                    FOR OPTION TERM(1)
                                   OPTIONS       EMPLOYEES IN      PRICE     EXPIRATION   --------------------------
NAME                             GRANTED(#)       FISCAL YEAR    ($/SHARE)      DATE         5%($)         10%($)
-----------------------------  ---------------  ---------------  ----------  -----------  ------------  ------------
Charles M. Berger............    150,000(2)(3)         31.10%    $    17.75     8/06/06   $  1,674,432  $  4,243,339
                                 100,000(3)(4)         20.70%    $    17.75     8/06/06   $  1,116,288  $  2,828,893

Tadd C. Seitz................     60,000(2)(3)         12.40%    $   17.125     3/04/06   $    646,189  $  1,637,570
                                  20,000(3)(5)          4.10%    $    18.00     3/04/06   $    197,896  $    528,357
                                  20,000(3)(5)          4.10%    $    22.00     3/04/06   $    117,896  $    448,357

Theodore J. Host.............     46,000(6)             9.50%    $  20.1875     2/22/96            n/a(6)          n/a(6)

John Kenlon..................          0              --             --          --                  0             0

James Hagedorn...............          0              --             --          --                  0             0

Horace Hagedorn..............          0              --             --          --                  0             0

Paul D. Yeager...............          0              --             --          --                  0             0

------------------------

(1) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the

    Common Shares of the Company over the term of the options. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

(2) These options were granted under the 1992 Long Term Incentive Plan (the "1992 Plan") and are immediately exercisable.

(3) In the event of a "Change in Control" (as defined in the 1992 Plan and the 1996 Stock Option Plan), each option will be canceled in exchange for the payment to the optionee of cash in an amount equal to the excess of the highest price paid (or offered) for Common Shares of the Company during the preceding 30-day period over the exercise price for such option. Notwithstanding the foregoing, if the Compensation and Organization Committee determines that the optionee will receive a new award (or have the options honored or assumed), no cash payment will be made as a result of a Change in Control. If any cash payment with respect to the options would result in the optionee's incurring potential liability under Section 16(b) of the Exchange Act, the cash payment will be deferred until the first time at which such cash payment may be made without subjecting the optionee to such potential liability under Section 16(b) by reason of such cash payment. In the event of termination of employment by reason of retirement, long-term disability or death, the options may thereafter be exercised in full for a period of 5 years, subject to the stated term of the options. The options are forfeited if the holder's employment is terminated for cause. In the event an option holder's employment is terminated for any reason other than retirement, long-term disability, death or cause, any exercisable options held by him at the date of termination may be exercised for a period of 30 days, subject to the stated terms of the options.

(4) These options were granted on August 7, 1996 under the 1996 Stock Option Plan. Options covering 50,000 Common Shares are exercisable after twelve months of employment and options covering the remaining 50,000 Common Shares are exercisable after twenty-four months of employment.

(5) These options were granted under the 1996 Stock Option Plan and are immediately exercisable.

(6) These options were granted under the 1992 Plan, but expired under the terms of the 1992 Plan, upon Mr. Host's resignation from the Company in February 1996.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to options exercised during the 1996 fiscal year and unexercised options held as of the end of the 1996 fiscal year by each of the individuals named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                              NUMBER OF                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                             SECURITIES                     UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                             UNDERLYING                     OPTIONS AT FY-END (#)           AT FY-END($)(1)
                               OPTIONS        VALUE       --------------------------  ---------------------------
NAME                          EXERCISED    REALIZED($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------  -----------  --------------  -----------  -------------  ------------  -------------
Charles M. Berger..........           0         --           150,000        100,000   $    225,000   $   150,000
Tadd C. Seitz..............           0         --           443,913              0   $  1,162,278   $         0
Theodore J. Host...........     142,802   $   286,964.24     136,364              0   $  1,275,003   $         0
John Kenlon................           0         --             8,000         16,000   $          0   $         0
James Hagedorn.............           0         --             8,000         16,000   $          0   $         0
Horace Hagedorn............           0         --             8,000         16,000   $          0   $         0
Paul D. Yeager.............           0         --            48,457         22,787   $    144,478   $    66,574

------------------------

(1) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of the Company's Common Shares on September 30, 1996 ($19.25) less the exercise price of in-the-money options at the end of the 1996 Fiscal Year.

PENSION PLANS

    The Company maintains a tax-qualified non-contributory defined benefit pension plan (the "Pension Plan"). All associates of the Company and its subsidiaries (except for Hyponex, Sierra, Republic, and their respective subsidiaries) are eligible to participate upon meeting certain age and service requirements. The following table shows the estimated annual benefits (assuming payment made in the form of a single life annuity) payable upon retirement at normal retirement age (65 years of age) to an associate in specified compensation and years of service classifications. (1)

                              PENSION PLANS TABLE

 ANNUALIZED                               YEARS OF SERVICE
  AVERAGE     -------------------------------------------------------------------------
 FINAL PAY         10             15             20             25             30
------------  -------------  -------------  -------------  -------------  -------------
    $100,000  $   13,128.00  $   19,692.00  $   26,256.00  $   32,820.00  $   39,384.00
     250,000      35,628.00      53,442.00      71,256.00      89,070.00     106,884.00
     500,000      73,128.00     109,692.00     146,256.00     182,820.00     219,384.00
     750,000     110,628.00     165,942.00     221,356.00     276,570.00     331,884.00
   1,000,000     148,128.00     222,192.00     296,256.00     370,320.00     444,384.00
   1,250,000     185,628.00     278,442.00     371,256.00     464,070.00     556,884.00

    Monthly benefits under the Pension Plan upon normal retirement (age 65) are based upon an associate's average final pay and years of service, and are reduced by 1.25% of the associate's PIA times the number of years of such associate's service. Average final pay is the average of the 60 highest consecutive months' compensation during the 120 months prior to retirement. Pay includes all earnings plus 401(k) contributions and salary reduction contributions for welfare benefits, but does not include earnings in connection with foreign service, the value of a company car, separation or other special allowances. Additional provisions for early retirement are included.

    At September 30, 1996, the credited years of service (including certain prior service with ITT Corporation, from whom the Company's predecessor was acquired in 1986, and service with the Miracle-Gro companies) and the 1996 annual covered compensation for purposes of the Pension Plan and the Excess Benefit Plan of the seven executive officers and former executive officers of the Company named in the Summary Compensation Table were as follows:

                                                               COVERED
                                       YEARS OF SERVICE     COMPENSATION
                                    ----------------------  -------------
Mr. Berger                                 2 months          $    60,606
Mr. Seitz                           23 years, 10 months          517,000
Mr. Host                            4 years, 4 months            160,417
Mr. Kenlon                          32 years, 6 months           317,054
Mr. J. Hagedorn                     9 years, 9 months            305,000
Mr. H. Hagedorn                     46 years, 9 months           301,050
Mr. Yeager                          27 years, 1 month            211,100

------------------------

(1) The Internal Revenue Code of 1986, as amended (the "Code"), places certain limitations on the annual pension benefits which can be paid from the Pension Plan. Such limitations are not reflected in the table. This table reflects the total aggregate benefits payable annually upon retirement under both the Pension Plan and The O.M. Scott & Sons Company Excess Benefit Plan (which has been assumed by and is maintained by the Company) (the "Excess Benefit Plan"), which is discussed below. The Pension Plan and the Excess Benefit Plan require an offset of 1.25% of the Social Security primary insurance amount ("PIA") for each year of service and such amount has been deducted from the figures in the table. The PIA used in developing the figures in the table is $13,764.00. Thus, the offset is $5,161.50 for a person with 30 years of service. The maximum possible offset is $6,882.00 for a person with 40 years of service.

    Effective October 1, 1993, the Excess Benefit Plan was established. The Excess Benefit Plan provides additional benefits to participants in the Pension Plan whose benefits are reduced by limitations imposed under Sections 415 and 401(a)(17) of the Code. Under the Excess Benefit Plan, executive officers and certain key employees will receive, at the same time and in the same form as benefits paid under the Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to the participant under the Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the Code to the extent such limitations apply.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    The Company entered into an Employment Agreement with Mr. Berger effective August 7, 1996 (the "Berger Agreement"), providing for his employment as Chairman, Chief Executive Officer and President of the Company until August 1999, at an annual base salary of at least $400,000 per year, plus incentive bonus under The Scotts Company Executive Management Incentive Plan (of at least $100,000 for fiscal 1997). If Mr. Berger's employment is terminated by the Company without "cause" (as defined in the Berger Agreement), as a result of his death or disability, as a result of "cause" by Mr. Berger (also as defined) or as a result of a "change of control" (as defined), he will be entitled to have his base salary continued at the rate then in effect for two years thereafter, and to receive incentive compensation comparable to the prior year's levels, also for the two-year period after the date of termination. In connection with the entering into of his Employment Agreement, pursuant to a Stock Option Plan and Agreement dated as of August 7, 1996, Mr. Berger was granted options to purchase 250,000 Common Shares of the Company, which vested sixty percent on the date of grant, and vest twenty percent on each of the first and second anniversaries of his date of employment. Options are exercisable at a purchase price of $17.75 per share, subject to adjustment in the event of certain corporate changes. These options expire ten years from the date of grant.

    In connection with Mr. Seitz's assumption of duties as Interim President and Chief Executive Officer of the Company effective March 1996, in addition to his regular compensation for his duties as Chairman of the Board of the Company, he was granted non-qualified stock options to purchase 60,000 Common Shares of the Company at $17.125 per share, 20,000 Common Shares at $18.00 per share and 20,000 Common Shares at $22.00 per share. Each such grant vested immediately and the options are exercisable through March 4, 2006.

    In connection with the Merger Transactions, the Company and Scotts' Miracle-Gro entered into employment agreements with Horace Hagedorn and John Kenlon and the Company entered into an employment agreement with James Hagedorn (collectively, the "Employment Agreements"). Under such Employment Agreements, Horace Hagedorn will serve as Chief Executive Officer of Scotts' Miracle-Gro, John Kenlon will serve as President of Scotts' Miracle-Gro and James Hagedorn will serve as Senior Vice President of the Company. In December 1996, John Kenlon was named President, Consumer Gardens Group, of the Company, and in October 1996, James Hagedorn was named Executive Vice President, U.S. Business Groups, of the Company.

    Each of the Employment Agreements has a term of three years, and is automatically renewed for an additional year each subsequent year unless either party notifies the other party of his/its desire not to renew. The Employment Agreements provide for a minimum annual base salary of $200,000, $195,000 and $200,000 for Horace Hagedorn, John Kenlon and James Hagedorn, respectively, and participation in the various benefit plans available to senior executive officers of the respective employers. In addition, the Company granted to each of Horace Hagedorn, John Kenlon and James Hagedorn options to acquire 24,000 Common Shares pursuant to the terms and conditions of the 1992 Plan.

    Upon certain types of termination of employment with the applicable employer (e.g., a termination by the applicable employer for any reason other than "cause" (as defined in the Employment Agreements) or a termination by the employee entering into such Employment Agreement (the "Employee") constituting

"good reason" (as defined in the Employment Agreements)), the Employee will become entitled to receive certain severance benefits including a payment equal to three times the sum of such Employee's base salary then in effect plus such Employee's highest annual bonus in any of the three preceding years. Upon termination of employment for another reason, the Employee or his beneficiary will be entitled to receive all unpaid amounts of base salary and benefits under the executive benefit plans in which he participated.

    The Employment Agreements contain confidentiality and noncompetition provisions which prevent the applicable Employee from disclosing confidential information about the Company and from competing with the Company during his employment therewith and for an additional three years thereafter.

    In connection with Mr. Yeager's retirement from the Company effective July 1, 1998, his severance agreement with the Company provides for continuance of his base salary for 15 months beginning January 1997. Mr. Yeager ceased active employment with the Company and resigned as an executive officer December 31, 1996, and will perform limited consulting work for the Company after his resignation date until June 30, 1998. The agreement provides that all of Mr. Yeager's stock options will vest on July 1, 1998 and must be exercised during the normal term of the options or within five years after July 1, 1998, whichever period is shorter.

    The Company entered into an Employment Agreement with Mr. Host effective October 1991 (the "Host Agreement") providing for his employment as President and Chief Operating Officer of the Company at an annual base salary of at least $270,000 per year, plus incentive bonus under The Scotts Company Executive Incentive Plan. In connection with the entering into of his Employment Agreement, pursuant to a Stock Option Plan and Agreement dated as of January 9, 1992, Mr. Host was granted options, which vested one-third on the date of grant and one-third on each of the first and second anniversaries of his date of employment, to purchase 136,364 common shares at a purchase price of $9.90 per share. Upon Mr. Host's resignation from the Company in February, 1996, in accordance with the terms of the Host Agreement, Mr. Host was entitled to have his base salary continued at the rate then in effect until February, 1997, to receive a pro rata amount of the incentive compensation he would have otherwise received for fiscal 1996, to receive reimbursement for up to $15,000 of outplacement expenses, and to have continued medical and dental coverage through February, 1997. These severance benefits were confirmed in an agreement entered into between the Company and Mr. Host in April, 1996. The severance agreement also provides for Mr. Host to receive payment for two years of accrued vacation, the use of financial planning services through December 1996 and reimbursement for up to $5,000 in certain legal fees incurred by him in connection with his resignation from the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Berger, the Company's Chairman, Chief Executive Officer and President, and his spouse, are the obligors pursuant to a promissory note in the amount of $1.06 million, dated November 8, 1996, with the Company as obligee. The loan was incurred as a result of the purchase of Mr. Berger's residence in Ohio. Principal and interest on the loan are due and payable in six months. Interest accrues at a fixed formula tied to the Company's borrowing rate under its credit facility. The rate is the six month London interbank offered rate on the date of the note, plus the Company's borrowing margin under its credit facility (which may vary during the term of the note). The note is secured by a first mortgage on the newly purchased property. As of December 2, 1996, the full principal amount remained outstanding.

PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change in the Company's cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of the Company's Common Shares at the end and the beginning of the measurement period; by (ii) the price of the Company's Common Shares at the beginning of the measurement period) against the cumulative return of the Standard & Poor's 500 Composite Stock Index ("S&P 500 Comp") and of an index comprised of the common stock of Duracell International, Inc., First Brands Corporation, Lesco Inc., Newell Co., Rubbermaid Incorporated and The Stanley Works (the "Peer Group") for the period from January 31, 1992 to September 30, 1996. The Company's Common Shares became registered under Section 12 of the Exchange Act on January 31, 1992. The comparison assumes $100 was invested on January 31, 1992 in the Company's Common Shares and in each of the foregoing indices and assumes reinvestment of dividends.

                             RETURN TO SHAREHOLDERS
                           REINVESTMENT OF DIVIDENDS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            THE SCOTTS COMPANY    S&P 500 INDEX    PEER GROUP
1/31/92                     100              100           100
9/30/92                    82.9            104.4         90.31
9/30/93                   96.72           117.97         97.77
9/30/94                   81.59           122.32        104.92
9/30/95                  116.45           158.71        112.73
9/30/96                  101.32           190.98        138.33

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE GRAPH SET FORTH ABOVE UNDER "ELECTION OF DIRECTORS--PERFORMANCE GRAPH" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The Compensation and Organization Committee of the Board of Directors of the Company (the "Committee") is comprised of three outside directors, none of whom is or was formerly an officer of the Company. During the 1996 fiscal year, none of the Company's executive officers served on the board of any entity of which any director of the Company was an executive officer. The Committee has retained outside legal counsel and compensation consultants.

    ROLE OF THE COMPENSATION AND ORGANIZATION COMMITTEE

    The Committee's main function is to oversee the Company's executive compensation program. In this role, the Committee reviews the general compensation philosophy of the Company and in keeping with such philosophy, recommends the forms and terms of compensation to be paid to the Chairman, Chief Executive Officer and President (the "CEO") and the other executive officers of the Company (the "Executive Officers"). The Committee annually reviews the performance of the CEO and the Executive Officers, and in light of their performance, recommends the respective compensation adjustments, if any, they should receive.

    Additionally, the Committee oversees the operation of the Company's Executive Annual Incentive Plan (the "Bonus Plan") by evaluating and approving the targets and objectives to be met by the Company and the Executive Officers before bonuses will be paid. At the end of each fiscal year, the Committee determines the extent to which these targets and objectives have been met and awards bonuses accordingly.

    The Committee is also charged with the responsibility of administering the Company's 1992 Plan and the Company's 1996 Stock Option Plan (the "Plans"). It makes awards of stock options pursuant to the Plans.

    Finally, the Committee provides recommendations to the management of the Company and to the Board of Directors (the "Board") on issues regarding management organization and development. It provides recommendations regarding the appointment of Executive Officers and annually reviews executive continuity plans of the Company.

    COMPENSATION PHILOSOPHY

    In designing the compensation philosophy for the CEO and the Executive Officers, the Committee follows the principle that base salaries and bonuses should be set at competitive levels in comparison to similar companies (see further explanation set forth below under "COMMITTEE ACTIVITY DURING FISCAL 1996"). Additionally, the Committee believes that the bonus compensation to be paid to the CEO and the Executive Officers should reflect the value created for shareholders during the fiscal year and the extent to which the Company's, the CEO's and the Executive Officers' goals and objectives have been met.

    In making its compensation decisions, the Committee considers the following objectives:

    - The Bonus Plan should be based upon two principles. The first principle is that bonus compensation should be meaningfully related to the value created for shareholders. The Committee has linked executive performance to corporate performance by making awards under the Bonus Plan contingent upon the Company's and specific business units' achievement of certain net income targets. The second principle upon which the Bonus Plan is based is that it should be designed to reward executives based on their achievement of individual goals and objectives.

    - The various elements of the Company's compensation program should assist it in recruiting, retaining and motivating the executive talent necessary to meet the Company's strategic goals.

    - Performance should be a key determinant of pay.

    - Minimum stock ownership should be attained by all Company directors and executives. The requirements are based on tenure and level within the Company. Directors and executives have two years following appointment to comply with these requirements.

    COMMITTEE ACTIVITY DURING FISCAL 1996

    Based upon the recommendation of its compensation consultant, the Committee determined that for the 1996 fiscal year, the compensation program should target base salaries and bonuses at the competitive 50th percentile for executives in similar positions in corporations within the compensation consultant's proprietary data base, with such data then being adjusted to reflect the Company's net sales. The companies within this data base number approximately 425 (the "Compensation Comparative Group"). The Company is not privy to the identity of these companies but has been advised that they represent a broad cross section of general industry, and that they are comparable to the Company as to net sales and net income growth performance.

    Following the recommendations of its compensation consultant, the Committee set base salaries for CEO Theodore J. Host and its Executive Officers at the competitive 50th percentile for the 1996 fiscal year. Additionally, it determined bonuses as discussed below.

    The Committee had an active year due to several significant events which occurred within the Company. In December, 1995, the Committee approved the Company's 1996 Stock Option Plan (the

"1996 Plan") and directed the Company to place the 1996 Plan on its list of proposals to be considered by shareholders at its Annual Meeting in April, 1996. The 1996 Plan was approved at such Annual Meeting.

    On February 22, 1996, the Board accepted the resignation of then-President and CEO Theodore J. Host, and the Committee oversaw the appointment of Tadd C. Seitz, then-Chairman, as Interim CEO and President. In April 1996, the Committee considered and approved a severance package for Mr. Host, which included one year's base salary; outplacement expenses up to $15,000; payment for two years of accrued, unused vacation; financial planning services through December 31, 1996; and reimbursement for legal fees up to $5,000.

    On March 5, 1996, the Committee granted a stock option to Mr. Seitz, which allows him to immediately acquire up to 100,000 of the Company's Common Shares for a period of ten years. Sixty thousand of the Common Shares may be purchased at $17.125 per share, 20,000 at $18.00 per share and the remaining 20,000 at $22.00 per share. This grant was to compensate Mr. Seitz for his service in the role of Interim CEO and President and was granted in lieu of additional cash compensation.

    In April, 1996, the Committee approved revised targets under the Bonus Plan. The Committee recognized that due to unusual circumstances (including poor spring weather and a selling program which had caused retailers to build excess inventory during fiscal 1995), it was very unlikely the Company would meet net income growth targets originally set for fiscal 1996. The Committee thus revised the Bonus Plan to include revised net income targets which reflected these unusual circumstances.

    On July 10, 1996, the Committee considered the adequacy of the Board of Directors' compensation and recommended to the Board that as to fiscal 1996, directors should be granted stock options to acquire an additional 1,000 Common Shares of the Company effective September 1, 1996. The Committee also recommended to the Board that annual stock option grants for directors be increased from 4,000 to 5,000 Common Shares effective in fiscal 1997. Such recommendations were approved by the Board also on July 10.

    On August 5, 1996, the Committee considered and approved an Employment Agreement for the Company's new Chairman, CEO and President Charles M. Berger. The Committee also approved a Stock Option Agreement for Mr. Berger which awarded him a ten year stock option on August 7, 1996 to acquire up to 250,000 Common Shares of the Company at $17.75 per share. The option became exercisable in respect of 150,000 Common Shares on the date of grant and will become exercisable in respect of 50,000 Common Shares on each of the first and second anniversaries of the grant date.

    SALARY ADJUSTMENTS, BONUS AWARDS AND STOCK OPTION GRANTS DURING THE 1996
     FISCAL YEAR

    SALARY ADJUSTMENTS. Fiscal 1996 was unusual in that the Company had three CEO's during the year (see footnotes 2, 4 and 6 to Summary Compensation Table contained on page 11 of this Proxy Statement). No salary adjustments or merit increases were given to these three individuals during the 1996 fiscal year. Base salary merit increases for fiscal 1996 for Executive Officers as a group were an aggregate 4%. Based on the recommendation of the Committee's compensation consultant, the Committee determined that this percentage merit increase was justified and was sufficient to maintain the competitive positioning of base salaries of the Company's Executive Officers at the 50th percentile for similar officers of companies within the Compensation Comparative Group.

    BONUS AWARDS PURSUANT TO THE BONUS PLAN. Based upon consolidated Company results and business unit performance for the year, no bonuses were paid other than to one Executive Officer who was not one of the five most highly compensated executive officers of the Company. This bonus payment was based upon his business unit's achieving the net income targets set for it by the Committee.

    SPECIAL BONUS AWARDS. In September, 1996, the Committee awarded a special bonus of $100,000 to Chairman, Interim CEO and President Tadd Seitz. The bonus was awarded to recognize Mr. Seitz' contributions while in his interim role as CEO and President. In December, 1996, the Committee also awarded special bonus awards of $100,000 and $125,000, respectively, to Horace Hagedorn, Vice-Chairman of the Board and John Kenlon, President, Consumer Gardens Group. These bonuses were awarded based upon the discretion of the Committee and were to reward Messrs. Hagedorn and Kenlon for their contributions to Miracle-Gro. Messrs. Hagedorn and Kenlon will be included in the Company's Bonus Plan beginning in fiscal 1997.

    STOCK OPTIONS. As discussed previously, stock options were granted to Tadd Seitz in March, 1996 and Charles Berger in August, 1996. In determining the terms of each grant, the Committee considered the experience that each individual brought to the Company and the terms necessary to attract and retain each in their respective positions. Mr. Seitz was awarded a non-qualified stock option to purchase up to 100,000 Common Shares of the Company, as incentive compensation for his interim role discussed above. As set forth under "COMMITTEE ACTIVITY DURING FISCAL 1996", 60,000 of the Common Shares may be purchased at the closing "asked" price on the date of grant ($17.125), 20,000 of the Common Shares may be purchased at $18.00 per share, and the remaining 20,000 may be purchased at $22.00 per share. Mr. Berger's award was based on information relating to compensation for similar officers of companies within the Compensation Comparative Group provided by the Company's compensation consultant. The non-qualified stock option granted to Mr. Berger is exercisable at the closing "asked" price of the Company's Common Shares on the date of grant. Stock option grants made to Mr. Seitz and Mr. Berger are reflected in the "OPTION GRANTS IN LAST FISCAL YEAR" table on page 12 of this Proxy Statement. There were no other stock option grants made to Executive Officers during the 1996 fiscal year.

    Section 162(m) of the Code prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation". The Internal Revenue Service issued final regulations on December 19, 1995, which give some guidance to publicly-held corporations about how to qualify compensatory plans to meet the "performance-based compensation" requirements. The Company has determined that the 1996 Plan meets those requirements since compensation which may be deemed to have been paid to Executive Officers covered by Section 162(m) under that Plan would be considered "performance-based" under the transition provisions of
Section 162(m) and the final regulations.

    The Company does not have a policy that requires all compensation payable in 1996 and thereafter to the covered Executive Officers to be deductible under
Section 162(m). Whenever possible, without distorting or discouraging incentives for performance that enhance the value of the Company, the Company will endeavor to cause such compensation to be structured so that all of it will be tax deductible. In all cases, however, whether or not some portion of a covered Executive Officer's compensation is tax deductible, the Company will continue to carefully consider the net cost and value to the Company of its compensation policies.

SUBMITTED BY THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE COMPANY:

                          JOSEPH P. FLANNERY, CHAIRMAN

JOHN S. CHAMBERLIN AND JOHN M. SULLIVAN

                                 PROPOSAL NO. 2
                        PROPOSAL TO APPROVE AN AMENDMENT
                        TO INCREASE THE NUMBER OF COMMON
                           SHARES AVAILABLE UNDER THE
                     SCOTTS COMPANY 1996 STOCK OPTION PLAN

    The Board unanimously recommends the approval of an amendment to The Scotts Company 1996 Stock Option Plan (the "1996 Plan") to increase the number of Common Shares available thereunder from 1,500,000 to 3,000,000.

GENERAL

    The Board adopted the 1996 Plan on February 12, 1996, and the Company's shareholders approved the 1996 Plan at the April 9, 1996 Annual Meeting. Under the 1996 Plan, the Compensation and Organization Committee (the "Committee") may grant options to officers and other key employees of the Company and its subsidiaries. The purpose of the Plan is to attract, retain and motivate key employees and directors of the Company, and to encourage them to have a financial interest in the Company.

    The number of grantees and the number of Common Shares subject to options awarded to each grantee may vary from year to year. The maximum number of Common Shares for which an individual may receive awards of options is limited to 150,000 Common Shares over a one-year period. The Company estimates that approximately 100 employees of the Company and its subsidiaries will be eligible to receive options under the 1996 Plan, including the Chief Executive Officer and the other most highly compensated current executive officers named in the Summary Compensation Table. Additionally, each year, on the first business day following the date of the annual meeting of shareholders, each Nonemployee Director will automatically receive an option to acquire 5,000 Common Shares at the fair market value thereof on the date the option is granted.

    The Common Shares may be unissued shares or treasury shares. Pursuant to the Merger Agreement with the Miracle-Gro Shareholders, the Company has agreed that it will use reasonable efforts to ensure that employee stock options are funded with Common Shares repurchased in the open market rather than with newly-issued Common Shares. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Company's Common Shares, appropriate adjustments will be made by the Committee in the number of shares that may be issued in the future and in the number of shares and price under all outstanding grants made before the event. If Common Shares under an option are not issued, those Common Shares will again be available for inclusion in future grants. The awards authorized under the Plan are subject to applicable tax withholding by the Company.

    To exercise an option, an optionee may pay the exercise price in cash, or if permitted by the Committee, by delivering other Common Shares. The Committee may provide that if an employee exercises an option by surrendering Common Shares, the optionee will be granted a new option (a "Reload Option") for a number of Common Shares equal to the number so surrendered, with such other terms and conditions as the Committee determines.

GRANTS UNDER THE PLAN

    OPTIONS FOR EMPLOYEES. The Committee may grant employees options qualifying as incentive stock options under Section 422 of the Code and non-qualified stock options. The exercise price of either a non-qualified stock option or an incentive stock option will be equal to the fair market value of the Common Shares on the date of grant. With respect to any individual who owns 10% or more of the stock of the Company (a "10% Owner"), the exercise price for an incentive stock option will be equal to 110% of the fair market value of the Common Shares on the date of grant. For purposes of the 1996 Plan, fair market value means, on any date, the closing price of the Common Shares as reported on the New York Stock

Exchange on such date. As of January 3, 1997, the fair market value of the Common Shares was $21 1/8 per share.

    The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. With respect to a 10% Owner, the term may not exceed five years from the date of grant. The Committee will determine the time or times when each option may be exercised. Options may be made exercisable in installments, and the exerciseability of options may be accelerated by the Committee. In the event that the Committee does not specify a specific exercise schedule at the time of grant, each option will become exercisable in three approximately equal annual installments beginning on the first anniversary of the date of grant.

    OPTIONS FOR NONEMPLOYEE DIRECTORS. Under the 1996 Plan, as amended, each Nonemployee Director who is a member of the Board on the first business day after each annual meeting of shareholders during the term of the 1996 Plan will receive an automatic annual grant of a non-qualified stock option to purchase 5,000 Common Shares. The exercise price for each such option will be the fair market value of a Common Share, on the date the option is granted. Each such option will become exercisable six months after the date it is granted, and will remain exercisable until the earlier of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the director ceases to be a member of the Board; provided, however, that all options will be canceled on the date a director ceases to be a member of the Board if the director leaves the Board after having been convicted of, or pled guilty or NOLO CONTENDERE to, a felony.

    TERMINATION OF EMPLOYMENT. In the event of termination of employment by reason of retirement, long-term disability or death, any option held by an employee may thereafter be exercised in full for a period of five years (or such shorter period as the Committee will determine at grant), subject in each case to the stated term of the option. In the case of an incentive stock option, this five-year period is shortened to three months after termination of employment by reason of retirement and to one year after termination of employment by reason of death or long-term disability. In the event of an employee's termination of employment for cause, any options held by him will be forfeited. In the event of an employee's termination of employment for any reason other than retirement, long-term disability, death or cause, any options held by him will be exercisable, to the extent exercisable at the date of termination, for a period of thirty days.

    CHANGE IN CONTROL PROVISIONS. The 1996 Plan provides that, except as provided below, in the event of a "Change in Control" (as defined in the 1996
Plan), each option granted to an employee will be canceled in exchange for cash in an amount equal to the excess of the highest price offered in conjunction with the Change in Control or paid for Common Shares during the preceding thirty-day period over the exercise price for such option. Notwithstanding the foregoing, if the Committee determines that the grantee of such award will receive a new award (or have his prior award honored) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to involuntary termination, no cash settlement will occur as a result of a Change in Control. Options granted to a Nonemployee Director will be canceled upon a Change in Control for a payment in cash unless the Common Shares remain publicly traded, and the director remains a director of the Company, immediately following the Change in Control. If any cash payment would result in the optionee's incurring potential liability under Section 16(b) of the Exchange Act, the cash payment will be deferred until the first time at which such cash payment can occur without subjecting the individual to such potential liability.

    OTHER INFORMATION. Awards under the 1996 Plan are not transferable except by will or the laws of descent and distribution and may be exercised only by the grantee during his or her lifetime. The Board may terminate or suspend the 1996 Plan at any time but such termination or suspension will not affect any options then outstanding under the 1996 Plan. Unless terminated by action of the Board, the 1996 Plan will continue in effect until February 12, 2006, but awards granted prior to such date will continue in effect until they expire in accordance with their terms. The Board or the Committee may also amend the 1996

Plan as it deems advisable; however, it is presently intended that all material amendments to the 1996 Plan will be submitted to the shareholders for their approval to the extent required by Rule 16b-3 promulgated under the Exchange Act as time to time in effect and the Code. The Committee may amend the term of any award or option theretofore granted, retroactively or prospectively, but no such amendment will adversely affect any such award or option without the holder's consent. No amendment which affects the provisions of the 1996 Plan pertaining to the options granted to Nonemployee Directors may be adopted within six months of any prior amendment relating to such provisions of the 1996 Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the principal federal income tax consequences to the Company and participants in the 1996 Plan based on federal income tax laws currently in effect.

    NON-QUALIFIED STOCK OPTIONS. An individual who receives a non-qualified stock option will not recognize income upon its grant; however, such individual may recognize ordinary income upon the exercise of such option, in which event the Company will receive a tax deduction equal to the amount of income recognized, provided that any applicable withholding requirements are satisfied. Generally, the amount of such ordinary income and deduction is the excess, if any, of the fair market value on the exercise date of the Common Shares acquired over the aggregate price paid. Any ordinary income recognized by an individual upon the exercise of a non-qualified stock option will increase his tax basis for the Common Shares received. Upon a subsequent sale or exchange of such Common Shares, the individual will recognize capital gain or loss to the extent of the difference between the selling price of such Common Shares and his tax basis in such Common Shares. Such gain or loss will be long-term or short-term capital gain or loss, depending on the individual's holding period for such Common Shares.

    If the holder of a non-qualified stock option pays the exercise price, in whole or in part, with previously acquired Common Shares, the holder will recognize ordinary income in the amount by which the fair market value of the Common Shares received exceeds the exercise price. The individual will not recognize gain or loss upon delivery of the previously acquired Common Shares to the Company. The Common Shares received by the holder equal in number to the previously acquired Common Shares exchanged therefor will have the same basis and holding period for capital gain purposes as the previously acquired Common Shares. Common Shares received by the holder of the non-qualified stock option in excess of the number of previously acquired Common Shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional Common Shares will commence as of the date of exercise.

    INCENTIVE STOCK OPTIONS. An employee will not receive income upon either the grant of an incentive stock option or upon the exercise of the incentive stock option. The employee will recognize gain or loss, depending on his basis in the Common Shares (which is generally equal to the exercise price paid for the Common Shares), upon the sale or other disposition of the Common Shares acquired upon exercise. If certain statutory holding periods are met, such gain or loss will be long-term capital gain or loss and the Company will not be entitled to any Federal income tax deduction. If the holding periods are not met, the employee may be required to recognize ordinary income and the Company will be entitled to a tax deduction equal to the amount of ordinary income, if any, recognized, provided that applicable withholding requirements are satisfied.

    Incentive stock options will be treated as non-qualified stock options to the extent that the aggregate fair market value of the Common Shares (determined at the time the options are granted) with respect to which incentive stock options are exercisable for the first time by an individual during a calendar year (whether as a result of acceleration of exercisability or otherwise) exceeds $100,000.

    An employee who exercises an incentive stock option may be subject to an alternative minimum tax since, for purposes of the alternative minimum tax, the option will be treated as a non-qualified stock option. Accordingly, the taxable event for alternative minimum tax purposes will generally occur on the exercise of the option.

    OTHER MATTERS. The 1996 Plan is intended to comply with Section 162(m) of the Code which was enacted as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) of the Code prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. Upon approval of the proposed amendment of the 1996 Plan by the shareholders, options awarded under the 1996 Plan covering the additionally authorized Common Shares will qualify as performance-based compensation, as defined in Code Section 162(m) and the regulations issued by the Department of the Treasury under this Section. As such, the income attributable to such options will not be subject to the deduction limit of Code Section 162(m).

PRIOR GRANTS UNDER 1996 PLAN; REASON FOR PROPOSAL

    A total of 1,500,000 Common Shares was originally authorized for issuance pursuant to the 1996 Plan. During the Company's 1996 fiscal year, options covering a total of 175,000 Common Shares were granted under the 1996 Plan to the Company's new Chairman, President and CEO Charles M. Berger (see discussion under "Report of the Compensation and Organization Committee" on page 17 of this Proxy Statement), to the Company's Chairman and Interim President and CEO Tadd
C. Seitz and to the Company's Nonemployee Directors. On November 11, 1996, because no incentive compensation had been awarded for fiscal 1995, the Committee granted options covering a total of 235,000 Common Shares under the 1996 Plan to a broad group of the Company's key employees.

    In an effort to further motivate and retain key employees, the Committee determined at a meeting held December 10, 1996, that it would be in the Company's best interests to grant additional options to a broad group of the Company's key employees. Such grants were effective December 10, 1996, and the number of Common Shares covered thereby totaled 707,000 (the "December, 1996 Grant").

    Therefore, as of December 10, 1996, options covering a total of 1,117,000 Common Shares had been granted under the 1996 Plan, and only 383,000 Common Shares remained available for the grant of new options. No options granted under the 1996 Plan have been exercised.

    The following table sets forth the number and average exercise price per share of options granted under the 1996 Plan to (i) each of the executive officers of the Company named in the Summary Compensation Table; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; (iv) each nominee for election as a director; and (v) all employees, including all current officers who are not executive officers, of the Company as a group. Other than persons identified in the following table, no options have been granted to associates of any of the directors, executive officers or nominees for election as a director of the Company, and no person has received 5% or more of the options granted under the 1996 Plan.

                                                                                              NUMBER OF COMMON
                                                                                               SHARES SUBJECT     AVERAGE EXERCISE
                                                                                                 TO OPTIONS      PRICE PER SHARE OF
NAME OF INDIVIDUAL OR GROUP                                                                       RECEIVED        OPTIONS RECEIVED
--------------------------------------------------------------------------------------------  ----------------   ------------------
Charles M. Berger, Chairman
  of the Board, President and
  Chief Executive Officer (1) ..............................................................       100,000            $ 17.75

Tadd C. Seitz, Former
  Chairman of the Board and
  Interim President and Chief
  Executive Officer ........................................................................        40,000            $ 20.00

                                                                                              NUMBER OF COMMON
                                                                                               SHARES SUBJECT     AVERAGE EXERCISE
                                                                                                 TO OPTIONS      PRICE PER SHARE OF
NAME OF INDIVIDUAL OR GROUP                                                                       RECEIVED        OPTIONS RECEIVED
--------------------------------------------------------------------------------------------  ----------------   ------------------
Theodore J. Host, Former
  President and Chief
  Executive Officer ........................................................................             0            $     0

John Kenlon, President,
  Consumer Gardens Group ...................................................................        55,000            $ 19.00

James Hagedorn, Executive
  Vice President, U.S. Business
  Groups (1) ...............................................................................       126,000            $ 19.21

Horace Hagedorn, Vice
  Chairman of the Board ....................................................................        10,000            $ 18.00

Paul D. Yeager, Executive
  Vice President and Chief
  Financial Officer ........................................................................        18,000            $ 18.00

All Current Executive
  Officers, as a Group .....................................................................       552,500            $ 18.80

All Current Directors
  who are not Executive
  Officers, as a Group .....................................................................        35,000            $17.325

Nominees for Election
  as Directors:

  James B Beard ............................................................................         5,000            $17.325
  John Kenlon ..............................................................................        55,000            $ 19.00
  John M. Sullivan .........................................................................         5,000            $17.325
  L. Jack Van Fossen .......................................................................         5,000            $17.325

All Employees, including All
  Current Officers who are not
  Executives Officers, as a Group ..........................................................     1,082,000            $ 18.95

------------------------

(1) Messrs. Berger and James Hagedorn have received greater than 5% of the options granted thus far under the 1996 Plan.

    THE COMMITTEE AND THE BOARD DO NOT PRESENTLY INTEND TO MAKE BROAD YEARLY GRANTS SIMILAR TO THE DECEMBER, 1996 GRANT; HOWEVER, THEY BELIEVE IT WOULD BE DESIRABLE TO HAVE MORE COMMON SHARES AVAILABLE UNDER THE 1996 PLAN TO BE USED TO RECRUIT NEW KEY EMPLOYEES AND FOR INCENTIVE PURPOSES, WHERE NECESSARY. THEY THEREFORE RECOMMEND THAT THE COMPANY'S SHAREHOLDERS APPROVE AN AMENDMENT TO THE 1996 PLAN TO MAKE AN ADDITIONAL 1,500,000 COMMON SHARES AVAILABLE THEREUNDER. THIS AMENDMENT WILL ALLOW THE 1996 PLAN TO REMAIN IN EFFECT, AND SHOULD ADDRESS THE NEED FOR AVAILABLE SHARES, FOR A NUMBER OF YEARS. IN ALL OTHER RESPECTS, THE PROVISIONS OF THE 1996 PLAN WILL REMAIN THE SAME.

RECOMMENDATION AND VOTE

    To be approved, this proposal requires the affirmative vote of the holders of a majority of the voting stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

    THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE APPROVAL OF THE ADOPTION OF THIS AMENDMENT TO THE SCOTTS COMPANY 1996 STOCK OPTION PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE. ABSTENTIONS ON THIS PROPOSAL WILL BE COUNTED FOR QUORUM PURPOSES BUT NOT VOTED.

                              INDEPENDENT AUDITORS

    The Board of Directors of the Company has appointed Coopers & Lybrand L.L.P. as the Company's independent auditors for the 1997 fiscal year. Coopers & Lybrand L.L.P., a certified public accounting firm, has served as the Company's independent auditors since 1986.

    A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he may desire.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Proposals by shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than September 23, 1997, to be included in the Company's proxy, notice of meeting and proxy statement relating to such meeting and should be mailed to The Scotts Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attention:
Secretary.

                                 OTHER BUSINESS

    The Board of Directors is aware of no other matter that will be presented for action at the 1997 Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the persons authorized under management proxies will vote and act according to their best judgments in light of the conditions then prevailing.

                                 ANNUAL REPORT

    The Company's 1996 Annual Report to Shareholders containing audited financial statements for the 1996 fiscal year is being mailed to all shareholders of record with this Proxy Statement.

                                          /s/ Charles M. Berger

                                          Charles M. Berger
                                          Chairman, President and Chief
                                          Executive Officer

                               THE SCOTTS COMPANY
                      1997 ANNUAL MEETING OF SHAREHOLDERS

                       The Embassy Suites Hotel, Columbus
                         2700 Corporate Exchange Drive
                               Columbus, OH 43231
                             Phone: (614) 890-8600
                               Fax (614) 890-8626

                          MARCH 12, 1997 AT 10:00 A.M.

                                      [MAP]

                                  DIRECTIONS:
Embassy Suites is conveniently located on the Northeast side of Columbus within easy access to I-270 and Cleveland Avenue, 12 miles from Port Columbus International Airport, 15 miles from the Ohio State University, and 20 miles from Downtown Columbus.

From Cleveland Avenue heading South, turn East on to Community Park Drive. At the first stop sign, turn left on to Corporate Exchange Drive. Embassy Suites is on the left side.

                                                     APPENDIX TO PROXY STATEMENT
                                                           FOR EDGAR FILING ONLY








                               THE SCOTTS COMPANY
                             1996 STOCK OPTION PLAN
                           (AS PROPOSED TO BE AMENDED)

                               THE SCOTTS COMPANY
                             1996 STOCK OPTION PLAN
                           (AS PROPOSED TO BE AMENDED)


                                   SECTION l.

                                     PURPOSE

     The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by
(a) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and Eligible Directors, and (b) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                                   SECTION 2.

                                   DEFINITIONS

     2.1 DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

     (a)    "Act" means the Securities Exchange Act of 1934, as amended.

     (b)    "Award" means any Option.

     (c)    "Board" means the Board of Directors of the Company.

     (d) "Cause" means (i) the willful failure by a Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of NOLO CONTENDERE to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

     (e) "Change in Control" means the occurrence of any of the following events:

            (i) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period, shall be treated as an Incumbent Director; or

            (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, any of its Subsidiaries, or any employee benefit plan of the Company or of any of its Subsidiaries,) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing more than 49% of the combined voting power of the Company's then outstanding securities; or

            (iii) the shareholders of the Company shall approve a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the shareholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation; or (2) for the sale or other disposition of all or substantially all of the assets of the Company; or

            (iv) the purchase of Stock pursuant to any tender or exchange offer made by any "person," including a "group" (as such terms are used in Sections 13(d) and l4(d)(2) of the Act), other than the Company, any of its Subsidiaries, or an employee benefit plan of the Company or of any of its Subsidiaries, for more than 49% of the Stock of the Company.

     (f) "Change in Control Price" means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

     (g)    "Code" means the Internal Revenue Code of 1986, as amended.

     (h) "Committee" means the Compensation and Organization Committee of the Board which shall have the meaning ascribed to a "compensation committee" in
Section 1.162-27(c)(4) of the final regulations promulgated under Section 162(m) of the Code and which shall consist of three or more members, each of whom shall be (i) a person from time to time permitted by the rules promulgated under
Section 16 of the Act in order for grants of Awards to be exempt transactions under said Section 16 and (ii) receiving remuneration in no other capacity than as a director, except as permitted under Section 1.162-27(e)(3) of the final regulations promulgated under Section 162(m) of the Code and the rulings thereunder.

     (i) "Company" means The Scotts Company, an Ohio corporation, and any successor thereto.

     (j) "Director Option" means a Nonstatutory Stock Option granted to each Eligible Director pursuant to Section 6.7 without any action by the Board or the Committee.

     (k) "Disability" means the inability of the Participant to perform his duties for a period of at least six months due to a physical or medical infirmity. Notwithstanding the foregoing, with respect to Incentive Stock Options, the term "Disability" shall be defined as such term is defined in
Section 22(e)(3) of the Code.

     (l) "Eligible Director" means, on any date, a person who is serving as a member of the Board and who is not an Employee.

     (m) "Employee" means any officer or other key executive and management employee of the Company or of any of its Subsidiaries.

     (n) "Fair Market Value" means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on the New York Stock Exchange (or such other market or system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

     (o) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of Section 422 of the Code or (ii) a "Nonstatutory Stock Option" (NSO) which does not qualify for treatment as an "Incentive Stock Option."

     (p) "Participant" means any Employee designated by the Committee to participate in the Plan.

     (q) "Plan" means The Scotts Company 1996 Stock Option Plan, as in effect from time to time.

     (r) "Retirement" means termination of a Participant's employment on or after the normal retirement date or, with the Committee's approval, on or after any early retirement date established under any retirement plan maintained by the Company or a Subsidiary in which the Participant participates.

     (s)    "Stock" means the Common Shares, without par value, of the Company.

     (t) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

     2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3.

                          ELIGIBILITY AND PARTICIPATION

     Except as otherwise provided in Section 6.7, the only persons eligible to participate in the Plan shall be those Employees selected by the Committee as Participants.

                                   SECTION 4.

                             POWERS OF THE COMMITTEE

     4.l    POWER TO GRANT.  The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

     4.2 ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations (including, without limitation, whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

                                   SECTION 5.

                              STOCK SUBJECT TO PLAN

     5.1 NUMBER. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed 3,000,000 shares of Stock. Subject to the provisions of Section 5.3, no Employee shall receive Awards for more than 150,000 shares of Stock over any one-year period. For this purpose, to the extent that any Award is cancelled (as described in Section 1.162-27(e)(2)(vi)(B) of the final regulations promulgated under Section 162(m) of the Code), such cancelled Award shall continue to be counted against the maximum number of shares of Stock for which Awards may be granted to an Employee under the Plan. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

     5.2    CANCELLED, TERMINATED, OR FORFEITED AWARDS.  Except as provided in
Section 5.1, any shares of Stock subject to an Award which for any reason is cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan.

     5.3 ADJUSTMENT IN CAPITALIZATION. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available for Awards under Section 5.1 or subject to outstanding Awards and the respective prices and/or limitations applicable to outstanding Awards may be appropriately adjusted by the Committee, whose determination shall be conclusive. If, pursuant to the preceding sentence, an adjustment is made to the number of shares subject to outstanding Options held by Participants a corresponding adjustment shall be made to the number of shares subject to outstanding Director Options and if an adjustment is made to the number of shares of Stock authorized for issuance under the Plan, a corresponding adjustment shall be made to the number of shares subject to each Director Option thereafter granted pursuant to Section 6.7.

                                   SECTION 6.

                                     OPTIONS

     6.1 GRANT OF OPTIONS. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Without limiting the foregoing, the Committee may grant Options containing provisions for the issuance to the Participant, upon exercise of such Option and payment of the exercise price therefor with previously owned shares of Stock, of an additional Option for the number of shares so delivered, having such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

     6.2 OPTION PRICE. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value of the Stock on the date the Option is granted. To the extent that an Incentive Stock Option is granted to a Participant who owns (actually or constructively under the provisions of Section 424(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or of any Subsidiary, such Incentive Stock Option shall have an exercise price which is not less than 110% of the Fair Market Value on the date the Option is granted.

     6.3 EXERCISE OF OPTIONS. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service, as the Committee may impose, either at or after the time of grant of such Options; provided, however, that if the Committee does not specify another exercise schedule at the time of grant, each Option shall become exercisable in three approximately equal installments on each of the first three anniversaries of the date of grant, subject to the Committee's right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted; provided, however, in the case of an Incentive Stock Option granted to a Participant who owns (actually or constructively under the provisions of Section 424(d) of the Code) Stock possessing more than 10% of total combined voting power of all classes of Stock of the Company or any Subsidiary, such Incentive Stock Option shall not be exercisable for more than 5 years after the date on which it is granted.

     6.4 PAYMENT. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment in Stock already owned by him, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

     6.5 INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code. Further, the aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries of the Company) shall not exceed $100,000.


     6.6 DIRECTOR OPTIONS. Notwithstanding anything else contained herein to the contrary, on the first business day following the date of each annual meeting of shareholders during the term of the Plan, each Eligible Director shall receive a Director Option to purchase 5,000 shares of Stock at an exercise price per share equal to the Fair Market Value of the Stock on the date of grant. Each Director Option shall be exercisable six months after the date of grant and shall remain exercisable until the earlier to occur of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board after having been convicted of, or pled guilty or NOLO CONTENDERE to, a felony, his Director Options shall be cancelled on the date he ceases to be a director. An Eligible Director may exercise a Director Option in the manner described in Section 6.4.

                                   SECTION 7.

                            TERMINATION OF EMPLOYMENT

     7.1 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of Retirement, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised at any time prior to the expiration of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter. Notwithstanding any provision contained herein, with respect to any Incentive Stock Option, a Participant who terminates his employment by reason of Retirement may exercise such Incentive Stock Option at any time prior to the expiration of the term of the Option or within three (3) months following the Participant's termination of employment, whichever period is shorter.

     7.2 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of death or Disability, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to the expiration date of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter. Notwithstanding any provision contained herein, with respect to any Incentive Stock Option, a Participant whose employment terminates by reason of death or Disability may exercise (or his designated beneficiary may exercise, in the case of death) such Incentive Stock Option at any time prior to the expiration of the term of the Option or within one (1) year following the Participant's termination of employment, whichever period is shorter.

     7.3 TERMINATION OF EMPLOYMENT FOR CAUSE. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment is terminated for Cause, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be forfeited.

     7.4 TERMINATION OF EMPLOYMENT FOR ANY OTHER REASON. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 7.1, 7.2 or 7.3, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment shall remain exercisable until the earlier to occur of (i) the expiration of the term of such Options or (ii) the thirtieth day following the Participant's termination of employment, whichever period is shorter.

                                   SECTION 8.

                                CHANGE IN CONTROL

     8.l    ACCELERATED VESTING AND PAYMENT.  Subject to the provisions of
Section 8.2 below, in the event of a Change in Control, each Option (excluding any Director Option) shall be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option.

     8.2 ALTERNATIVE AWARDS. Notwithstanding Section 8.l, no cancellation or cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

     (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

     (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

     (iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

     (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

     For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location, in each case without the Participant's written consent.

     8.3 DIRECTOR OPTIONS. Upon a Change in Control, each Director Option granted to an Eligible Director shall be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Director Option unless (i) the Stock remains traded on an established securities market following the Change in Control and (ii) such Eligible Director remains on the Board following the Change in Control.

     8.4 OPTIONS GRANTED WITHIN SIX MONTHS OF THE CHANGE IN CONTROL. If any Option (including a Director Option) granted within six months of the date on which a Change in Control occurs (i) is held by a person subject to the reporting requirements of Section 16(a) of the Act and (ii) is to be cashed out pursuant to Section 8.1 or 8.3, such cash out shall not occur unless and until, in the opinion of the Company's counsel, such cash out could occur without such reporting person being potentially subject to liability under
Section 16(b) of the Act by reason of such cash out.

                                   SECTION 9.

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided, however, that no amendment may be made to Section 6.6 or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended. Any such amendment, termination or suspension may be made without the approval of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Act, or any successor rule or regulation, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities. No amendment of the Plan shall result in any Committee member's losing his status as a "disinterested person" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company or result in the Plan's losing its status as a plan satisfying the requirements of said Rule 16b-3. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award therefore granted under the Plan, without the consent of the Participant.

                                  SECTION 10

                           MISCELLANEOUS PROVISIONS

     10.1 NONTRANSFERABILITY OF AWARDS. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant and all rights with respect to any Director Options granted to an Eligible Director shall be exercisable during his lifetime only by such Eligible Director.

     10.2 BENEFICIARY DESIGNATION. Each Participant and each Eligible Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation shall revoke all prior designations by the same Participant or Eligible Director, shall be in a form prescribed by the Committee, and shall be effective only when filed in writing with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by his surviving spouse, if any, or otherwise to or by his estate and Director Options outstanding at the Eligible Director's death shall be exercised by his surviving spouse, if any, or otherwise by his estate.

     10.3 NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards. Nothing in the Plan shall confer upon an Eligible Director a right to continue to serve on the Board or to be nominated for reelection to the Board.

     10.4 TAX WITHHOLDING. The Company shall have the power to withhold, or require a Participant or Eligible Director to remit to the Company, an amount sufficient to satisfy Federal, State, and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total Federal, state, and local tax obligation associated with the transaction.

     10.5 INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise.

     10.6 NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees or directors, in cash or property, in a manner which is not expressly authorized under the Plan.

     10.7 REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding the foregoing, no Stock shall be issued under the Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Stock delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or traded, the Nasdaq National Market or any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     10.8 TERM OF PLAN. The Plan shall be effective upon its adoption by the Committee, subject to approval by the Board and approval by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the 1996 Annual Meeting of Shareholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 9, until the tenth anniversary of the date on which it is adopted by the Board.

     10.9 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Ohio.

     10.10 NO IMPACT ON BENEFITS. Plan Awards are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.

                               THE SCOTTS COMPANY
       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 12, 1997

The undersigned holder(s) of shares of The Scotts Company (the "Company") hereby appoints Charles M. Berger or Christiane Schmenk, the Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held at The Embassy Suites Hotel, 2700 Corporate Exchange Drive, Columbus, Ohio, on Wednesday, March 12, 1997 at 10:00 a.m., local time, and any adjournment(s) thereof, and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1.         To elect four directors in Class II for terms to expire at the Year
           2000 Annual Meeting:

           James B Beard, John Kenlon, John M. Sullivan, L. Jack Van Fossen
                                      / /  Vote for all nominees                           / /  Vote for all nominees except

2.         To approve an amendment to The Scotts Company 1996 Stock Option    FOR  / /    AGAINST  / /    ABSTAIN  / /
           Plan, to increase the number of common shares available
           thereunder to 3,000,000

In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this Proxy) as may properly come before the Annual Meeting or any adjournment(s) thereof.

    (THIS PROXY CONTINUES AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE)

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND "FOR" PROPOSAL NO.
2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated January 21, 1997, the Proxy Statement furnished therewith, and the Annual Report of the Company for the fiscal year ended September 30, 1996. Any proxy heretofore given to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

                                           Dated _________________________, 1997
                                           _____________________________________
                                           _____________________________________
                                           Shareholder sign name exactly as it
                                           is stenciled hereon.

                                           Note: Please fill in, sign and return
                                           this Proxy in the enclosed envelope.
                                           When signing as Attorney, Executor,
                                           Administrator, Trustee or Guardian,
                                           please give full title as such. If
                                           holder is a corporation, please sign
                                           the full corporate name by authorized
                                           officer. Joint Owners should sign
                                           individually. (Please note any change
                                           of address on this Proxy).

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS
                                    COMPANY